Exhibit 10.23

U.S. CONCRETE, INC.

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This Award Agreement (this “Agreement”) is made as of              by and between U.S. Concrete, Inc., a Delaware corporation (the “Company”), and              (the “Optionee”), an employee of the Company or one of its subsidiaries. For value received, the Company hereby grants to the Optionee a nonqualified stock option (the “Option”) to purchase from the Company up to              shares of the Common Stock, par value $.001 per share, of the Company (the “Common Stock”) at a price per share equal to $             (the “Exercise Price”), subject to the following terms and conditions:

1. Grant Date. The Option is granted as of              (the “Grant Date”).

2. Exercise Period. Subject to the terms and conditions of this Agreement, the Option will become exercisable as to 25% of the shares subject thereto on and after the date that is the first anniversary of the Grant Date and as to an additional 25% of those shares on and after each of the next three succeeding anniversaries of the Grant Date; provided, however, that the Option will expire on the date that is the 10th anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the Expiration Date.

3. Restrictions on Exercise. The Option may not be exercised unless the Company is satisfied, on the basis of advice of its counsel, that the exercise will comply with the Securities Act of 1933, as amended, and all other applicable federal and state securities laws, as they are in effect on the date of exercise.

4. Termination of Option. Subject to the provisions of the next succeeding sentence, unless the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors (the “Committee”) determines otherwise, or unless a written agreement between the Optionee and the Company otherwise sets forth, if the Optionee’s Employment (as defined below) terminates, the Optionee may exercise the Option during the 90-day period beginning the day after the effective date of that termination to the extent, but only to the extent, the Option was exercisable immediately prior to that effective date, provided that the Option will not be exercisable in any event on or after the Expiration Date. Notwithstanding the foregoing, if the Company terminates the Optionee’s Employment for Cause (as defined below), the Option will terminate effective as of the date of that termination. As used herein, (a) “Employment” means the salaried employment of the Optionee by the Company or one of its subsidiaries, and the transfer of the Optionee’s salaried employment from the Company to one of its subsidiaries or from one subsidiary of the Company to the Company or another of its subsidiaries will not constitute a termination of the Optionee’s Employment for purposes of this Section 4, and (b) ”Cause” for the Company’s termination of the Optionee’s Employment means (i) the Optionee’s conviction of a felony crime (or the Optionee’s entering of a plea of nolo contendere to any charge against the Optionee of a felony crime) of any kind, (ii) the Optionee’s violation of a Company policy that provides for termination of employment in the event of such a violation or (iii) the Optionee’s continuing failure (except by reason of the Employee’s incapacity attributable to physical or mental illness or injury) to substantially perform the duties and responsibilities any general manager or executive officer of the Company assigns to the Optionee (provided those duties and responsibilities are commensurate and consistent with the capacity in which the Optionee is employed with the Company or a subsidiary of the Company) for a period of 20 days after the Company has delivered to the Optionee a written demand for substantial performance which specifically identifies the bases for the Company’s determination that the Optionee has not substantially performed his or her duties and responsibilities.

5. Manner of Exercise.

(a) The Optionee may exercise the Option by delivering to the Company a written notice (an “Exercise Notice”) in the form Exhibit A hereto includes, or in any other form the Committee approves, which sets forth the Optionee’s election to exercise the Option, the number of shares the Optionee is purchasing and such other representations and agreements as to the Optionee’s investment intent and access to information as the Company may require to comply with applicable securities laws.

(b) The Optionee must include with any Exercise Notice he or she delivers the full payment of the total Exercise Price respecting the shares of Common Stock he or she is purchasing pursuant to that Exercise Notice in cash or, if the 2001 Incentive Plan of U.S. Concrete, Inc. (the “Incentive Plan”) so permits and the Optionee so elects, shares of Common Stock or a combination of cash and shares of Common Stock, provided, that: (i) shares of Common Stock tendered in payment of the Exercise Price will be valued at Fair Market Value (as the Incentive Plan defines that term) on the date the Exercise Notice is delivered; (ii) the Committee will determine the method for tendering shares of Common Stock in payment of the Exercise Price; and (iii) the Optionee may tender in payment of the Exercise Price shares of Common Stock that are or were the subject of a compensatory award (whether under the Incentive Plan or otherwise) only if the Optionee has owned those shares for at least six months.

(c) The Company will not issue any shares of Common Stock on the exercise of the Option unless the Optionee has paid or made adequate provision for the payment of any applicable federal or state withholding obligations of the Company, and the Company will have the right to withhold (and the Optionee will have the right to require the Company to withhold) at the time of that issuance and out of the number of shares which otherwise would be issued such number of the shares being purchased (valued at their Fair Market Value on the date of withholding) as it deems appropriate to satisfy all those withholding obligations. The Optionee may transfer to the Company shares of Common Stock theretofore owned by the Optionee to satisfy the Company’s withholding obligations on the exercise of the Option. If shares of Common Stock are used for this purpose, those shares will be valued at their Fair Market Value per share as of the date when the withholding is required to be made.

(d) Subject to the foregoing provisions of this Section 5, if the Exercise Notice and accompanying payment are in form and substance satisfactory to counsel for the Company, the Company will issue the purchased shares registered in the name of the Optionee or the Optionee’s legal representative.

6. Compliance With Laws and Regulations. The issuance and transfer of the shares of Common Stock subject to the Option will be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of that issuance or transfer.

7. Non-Solicitation and Non-Disclosure. In consideration for the grant of the Option, the Optionee agrees that he or she will not, during Optionee’s employment with the Company or any of its subsidiaries, and for one year thereafter, directly or indirectly, for any reason, for his or her own account or on behalf of or together with any other person, entity or organization (a) call on or otherwise solicit any natural person who is employed by the Company or any subsidiary of the Company in any capacity with the purpose or intent of attracting that person from the employ of the Company or any of its subsidiaries, or (b) divert or attempt to divert from the Company any business relating to the provision of ready-mixed concrete and related services. As further consideration for the grant of the Option, the Optionee agrees that he or she will not at any time, either while employed by the Company or any of its subsidiaries, or at any time thereafter, make any independent use of, or disclose to any other person (except as authorized by the Company) any confidential, nonpublic and/or proprietary information of the Company and its subsidiaries, including, without limitation, information derived from reports, work in progress, codes, marketing and sales programs, customer lists, records of customer service requirements, cost summaries, pricing formulae, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of the Company or any of its subsidiaries.

8. Effect of the Incentive Plan. The Option constitutes an Employee Award in the form of a Nonqualified Option under, and this Agreement will be deemed for all purposes to constitute an Award Agreement entered into pursuant to, the Incentive Plan, which hereby is incorporated in this Agreement by this reference, including the provisions thereof relating to the adjustment of the Exercise Price and other terms of the Option.

9. Nontransferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Income Retirement Security Act of 1974, as amended, or the rules thereunder. The terms of the Option will be binding on the executors, administrators, successors and assigns of the Optionee.

U.S. CONCRETE, INC.

By:
Eugene P. Martineau
President and Chief Executive Officer

Acceptance

The Optionee hereby acknowledges receipt of a copy of the Incentive Plan, represents that the Optionee has read and understands the terms and provisions thereof and hereof and accepts the Option, as of the date first written above, subject to all the terms and provisions of the Incentive Plan and this Agreement.

Optionee

Social Security No.: